UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2008
VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535

(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of Principal Executive Offices)	(Zip Code)
(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On July 15, 2008, Vector Group Ltd. (the “Company”) entered into a First Supplemental Indenture (the “Supplemental Indenture”) with U.S. Bank National Association, as Trustee and Collateral Agent (the “Trustee”), to amend the Indenture, dated as of August 16, 2007 (the “Indenture”), by and between the Company, the subsidiary guarantors named therein (the “Guarantors”) and the Trustee, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2007.
     The Supplemental Indenture clarifies an internal inconsistency in the Indenture by revising Section 10.3 of the Indenture to allow for the automatic release of any liens on collateral upon dispositions of any such collateral in the ordinary course of business and upon dispositions of any such collateral that is no longer in use, damaged, worn-out, obsolete, uneconomic or no longer useful to the conduct of the business of the Company or the Guarantors.
     The foregoing summary of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, which is included as Exhibit 4.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibit
     (c) Exhibit.

Exhibit No.	Exhibit

4.1
First Supplemental Indenture dated as of July 15, 2008 to the Indenture dated August 16, 2007 between Vector Group Ltd., the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ Marc N. Bell
Marc N. Bell
Vice President and General Counsel

Date: July 15, 2008

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